Exhibit 4.6(b)

Varietal Distribution Merger Sub, Inc.

10.25% Senior Notes due 2015

Purchase Agreement

June 26, 2007

Goldman, Sachs & Co.,
Banc of America Securities LLC
J.P. Morgan Securities Inc.
Deutsche Bank Securities Inc.
   As representatives of the several Purchasers
   named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York  10004

Ladies and Gentlemen:

Varietal Distribution Merger Sub, Inc., a Delaware corporation (the “Varietal”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”) an aggregate of $675,000,000 principal amount of 10.25% Senior Notes due 2015 (the “Securities”). The Securities will be issued by Varietal pursuant to an indenture, to be dated on or about June 29, 2007 (the “Indenture”), among Varietal, CDRV Investors, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined herein) and Law Debenture Trust Company of New York, as trustee (the “Trustee”). In connection with the consummation of the Transactions (as defined herein), Varietal will merge with and into the Company (the “Merger”), after which the obligations of Varietal under this Agreement, the Registration Rights Agreement (as defined herein) and the Indenture will become obligations of the Company. The representations, warranties and agreements of the Company and the Guarantors under this Agreement shall not become effective until consummation of the Merger and execution by the Company and the Guarantors of a joinder agreement to this Agreement, the form of which is attached hereto as Exhibit A (the “Joinder Agreement”), at which time such representations, warranties and agreements shall become effective as of the date hereof pursuant to the terms of the Joinder Agreement and each of the Company and the Guarantors shall, without any further action by any person, become a party to this Agreement.

The Securities are being issued and sold in connection with the Merger, as a result of which the Company will become a wholly-owned subsidiary of a newly formed holding company owned by certain investment funds associated with or designated by Madison Dearborn Partners L.L.C., together with certain other investors who have agreed to co-invest with such investment funds and certain members of the Company’s management pursuant to an agreement and plan of merger, dated as of May 2, 2007, as amended from time to time (the “Merger Agreement”). For the purposes of this Agreement, the term “Transactions” is used in the same way as such term is used in the Pricing Disclosure Package and means, collectively, the Merger and the related transactions and financings described in the Pricing Disclosure Package.

The Securities, upon consummation of the Merger, will be guaranteed (the “Guarantees”) on a senior unsecured basis by each of the Company’s U.S. subsidiaries that guarantees (together, the “Guarantors”) the Company’s obligations under the senior secured credit facilities (the “Credit Facilities”) described in the Offering Circular (as defined below).

1.                                       As of the Applicable Time and at the Time of Delivery, Varietal represents and warrants to and the Company and the Guarantors jointly and severally represent and warrant at the Time of Delivery upon execution and delivery of the Joinder Agreement, in each case, to each of the Purchasers that:

(a)                                  A preliminary offering circular, dated June 15, 2007 (the “Preliminary Offering Circular”), has been, and an offering circular, dated June 26, 2007 (the “Offering Circular”), will be, prepared in connection with the offering of the Securities. The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Circular”. Any reference to the Preliminary Offering Circular, the Pricing Circular or the Offering Circular shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K and all subsequent documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or prior to the date of such circular and any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and prior to such specified date; and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by Varietal or the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular, the Pricing Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”. The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(a) hereof. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Varietal or the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

(b)                                 For the purposes of this Agreement, the “Applicable Time” is 5:15 p.m. (Eastern time) on the date of this Agreement; the Pricing Circular as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)(ii)) listed on Schedule II(b) hereto does not conflict with the information contained in the Pricing Circular or the Offering Circular and each such Company Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Company Supplemental Disclosure Document in reliance upon and in conformity with information furnished in writing to Varietal or the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

(c)                                  None of Varietal, the Company or any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular; and, since the respective dates as of which information is given in the Pricing Circular, there has not been any material change in the capital stock or long-term debt of Varietal, the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of Varietal, the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Circular;

(d)                                 The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(e)                                  Each of (i) Varietal and (ii) the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

(f)                                    As of March 31, 2007, on a pro forma basis after giving effect to the consummation of the Transactions, the Company has an authorized capitalization as set forth under the heading “Capitalization” in the Pricing Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all material liens, encumbrances, equities or claims, except as set forth in the Pricing Circular;

(g)                                 The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of Varietal and, at the Closing Date upon completion of the Merger, will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the indenture to be dated as of June 29, 2007 (the “Indenture”) between Varietal, the Company, the Guarantors and the Trustee, under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture has been duly authorized and, when executed and delivered by Varietal, the Company, the Guarantors and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Enforceability Limitations”); and the Securities and the Indenture (including the Guarantees) will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular and will be in substantially the form previously delivered to you and the Guarantees have been duly authorized and at the Time of Delivery, upon consummation of the Merger and execution of the Indenture by the Guarantors, will constitute the legal, valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms and entitled to the benefits of the Indenture, subject to the Enforceability Limitations;

(h)                                 The Exchange and Registration Rights Agreement to be dated June 29, 2007 (the “Registration Rights Agreement”) has been duly authorized by Varietal and, at the Time of Delivery upon consummation of the Merger, will have been duly authorized by the Company and the Guarantors, and when duly executed and delivered by Varietal, the Company and each Guarantor, will constitute a valid and legally binding instrument enforceable in accordance with its terms, subject to the Enforceability Limitations; and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular;

(i)                                     This Agreement has been duly authorized, executed and delivered by Varietal and, the Joinder Agreement, at the Time of Delivery upon consummation of the Merger, will have been duly authorized, executed and delivered by the Company and each Guarantor.

(j)                                     None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(k)                                  Prior to the date hereof, none of Varietal, the Company, any of its subsidiaries nor any of their respective affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of Varietal, the Company or any of its subsidiaries in connection with the offering of the Securities;

(l)                                     The issue and sale of the Securities and the compliance by Varietal, the Company and each Guarantor with all of the provisions of the Securities, the issuance of the Guarantees, the Joinder Agreement, the Indenture, the Registration Rights Agreement, and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Varietal, the Company or any of its subsidiaries is a party or by which Varietal, the Company or any of its subsidiaries is bound or to which any of the property or assets of Varietal, the Company or any of its subsidiaries is subject, (ii) the Certificate of Incorporation or By-laws of Varietal, the Company or any of its subsidiaries or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Varietal, the Company or any of its subsidiaries or any of their properties other than, with respect to clauses (i) and (iii), such breaches, violations or defaults that would not individually or in the aggregate have a Material Adverse Effect (as defined below); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by Varietal, the Company and each Guarantor of the transactions contemplated by this Agreement or, the Indenture or the Registration Rights Agreement, except for the filing of a registration statement by the Company and each Guarantor with the Commission pursuant to the United States Securities Act of 1933, as amended (the “Act”) pursuant to the Registration Rights Agreement, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities  by the Purchasers;

(m)                               None of Varietal, the Company or any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(n)                                 The statements set forth in the Pricing Circular and the Offering Circular under the caption “Description of Notes”, insofar as they purport to constitute a summary of the terms of the Securities, under the caption “Material United States Federal Tax Considerations” insofar as it purports to describe the provisions of the laws referred to therein, and under the caption “Underwriting”, insofar as it purports to describe the provisions of the documents referred to therein, are accurate and complete in all material respects;

(o)                                 Other than as set forth in the Pricing Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of Varietal, the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries (“Material Adverse Effect”); and, to the best of each of Varietal’s and the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(p)                                 When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(q)                                 The Company currently files reports and other information with the Commission that is required pursuant to Section 13 or 15(d) of the Exchange Act;

(r)                                    None of Varietal, the Company or any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s)                                  None of Varietal, the Company nor, to their knowledge, any person acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and each of Varietal, the Company, any affiliate of the Company and, to its knowledge, any person acting on its behalf has complied with and will implement the “offering restriction” within the meaning of such Rule 902;

(t)                                    Within the preceding six months, except for the issuance of 10.125% senior subordinated notes due 2017 as described in the Offering Circular, neither Varietal nor the Company nor any other person acting on behalf of either Varietal or the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. Each of Varietal and the Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by Varietal or the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to Varietal or the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

(u)                                 The Company and each of its subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(v)                                 Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Circular, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(w)                               The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(x)                                   KPMG LLP, which has audited certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(y)                                 The Company and its subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state and other governmental authorities, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as set forth in the Pricing Disclosure Package (“Permits”), except where the failure to possess, make or obtain such Permits (by possession, declaration or filing) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(z)                                   There is no claim pending or, to the knowledge of the Company, threatened under any Environmental Law (as defined below) against the Company or its subsidiaries that would reasonably be expected to have a Material Adverse Effect. The term “Environmental Law” means any federal, local or foreign law, regulation, ordinance, order, judgment decree, permit or rule (including rule of common law) now in effect governing pollution, or actual or alleged exposure to, hazardous to toxic materials, substances or wastes, including but not limited to, asbestos or asbestos-containing materials;

(aa)                            There is no strike or labor dispute, slowdown or work stoppage with the employees of the Company or any of its subsidiaries which is pending or, to the knowledge of the Company, threatened, except as would not reasonably be expected to have a Material Adverse Effect;

(bb)                          Each of the Company and its subsidiaries carries insurance (including self-insurance, if any) in such amounts and covering such risks as in its reasonable determination is adequate for the conduct of its business and the value of its properties, except where the failure to carry such insurance would not reasonably be expected to have a Material Adverse Effect;

(cc)                            Neither the Company nor any of its subsidiaries has incurred any liability for any prohibited transaction or accumulated funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of its subsidiaries makes or ever has made a contribution and in which any employee of the Company or any such subsidiary is or has ever been a participant, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. With respect to such plans, each of the Company and its subsidiaries is in compliance in all respects with all applicable provisions of ERISA, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(dd)                          Assuming that the representations and warranties of the Purchaser contained in Section 3 and Annex I are true and correct and that the Purchaser complies with its agreements contained in Section 3 and Annex I, it is not necessary in connection with the offer, sale and delivery of the Notes to the Purchaser or the reoffer and resale by the Purchaser in the manner contemplated by this Agreement and the Pricing Disclosure Package to register the Notes under the Act or to qualify the Indenture in respect of the Notes under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

(ee)                            The Company and each of its subsidiaries owns, or has the legal right to use, all United States patents, patent applications, trademarks, trademark applications, trade names, copyrights, technology, know-how and processes necessary for each of them to conduct its business as currently conducted (the “Intellectual Property”), except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect or as disclosed in the Pricing Disclosure Package. No claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any such claim, and, to the knowledge of each of Varietal and the Company, the use of such Intellectual Property by Varietal, the Company and its subsidiaries does not infringe on the rights of any person, except for such claims and infringements which in the aggregate, would not be reasonably expected to have a Material Adverse Effect; and

(ff)                                To the knowledge of each of Varietal and the Company, each of its subsidiaries has filed or caused to be filed all United States federal income tax returns and all other material tax returns which are required to be filed and has paid (a) all taxes shown to be due and payable on such returns and (b) all taxes shown to be due and payable in any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its subsidiaries, as the case may be). No tax lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge.

Any certificate signed by any officer of Varietal, the Company or its subsidiaries and delivered to the Purchasers or counsel for the Purchasers in connection with the offering of the Securities and, when issued, the Guarantees, shall be deemed a joint and several representation and warranty by each of Varietal, the Company and its subsidiaries, as to matters covered thereby, to each Purchaser.

2.                                       Subject to the terms and conditions herein set forth, Varietal agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from Varietal, at a purchase price of 97.75% of the principal amount thereof, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto.

3.                                       Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with Varietal and, at the Time of Delivery after the execution and delivery of the Joinder Agreement, the Company and each Guarantor that:

(a)                                  It will offer and sell the Securities only to (i) persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or, (ii) institutions which it reasonably believes are “accredited investors” (“Institutional Accredited Investors”) within the meaning of Rule 501 under the Act or, (iii) upon the terms and conditions set forth in Annex I to this Agreement;

(b)                                 It is an Institutional Accredited Investor; and

(c)                                  It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

4.                                       (a)                                  The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of each of Varietal and the Company with The Depository Trust Company (“DTC”) or its designated custodian. Varietal will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in

Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. Varietal will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Cahill Gordon & Reindel LLP (the “Closing Location”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on June 29, 2007 or such other time and date as Goldman, Sachs & Co. and Varietal may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b)                                 The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 8 hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at DTC or its designated custodian), all at the Time of Delivery. A meeting will be held at the Closing Location at 9:00 a.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.                                       Varietal agrees, and, to the extent applicable, upon execution and delivery of the Joinder Agreement, the Company and the Guarantors jointly and severally agree, in each case with each of the Purchasers:

(a)                                  To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b)                                 Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)                                  To furnish the Purchasers with written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(d)                                 During the period beginning from the date hereof and continuing until the date six months after the Time of Delivery, not to offer, sell contract to sell or otherwise dispose of, except as provided hereunder any securities of Varietal or the Company that are substantially similar to the Securities, without your prior written consent;

(e)                                  Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f)                                    At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(g)                                 If requested by you, to use its reasonable best efforts to cause such Designated Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

(h)                                 [reserved];

(i)                                     [reserved];

(j)                                     During the period of two years after the Time of Delivery, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which would continue to constitute “restricted securities” under Rule 144 following such sale that have been reacquired by any of them; and

(k)                                  To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Circular under the caption “Use of Proceeds”.

6.                                       (a)  (i)  Each of Varietal and, upon execution and delivery of the Joinder Agreement, the Company and each Guarantor jointly and severally represents and agrees that, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”);

(ii)          each Purchaser represents and agrees that, without the prior consent of the Company and Goldman, Sachs & Co., other than one or more term sheets relating to the Securities containing customary information, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Act (any such offer (other than any such term sheets), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and

(iii)       any Company Supplemental Disclosure Document or Purchaser Supplemental Disclosure Document the use of which has been consented to by Varietal, the Company, each Guarantor and Goldman, Sachs & Co. is listed on Schedule II(b) hereto.

7.                                       Varietal covenants and agrees with the several Purchasers that Varietal will pay or cause to be paid the following:  (i) the fees, disbursements and expenses of each of Varietal’s counsel, the Company’s counsel and the Company’s accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Joinder Agreement, the Indenture, the Registration Rights Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys (not to exceed $10,000 without the consent of the Company); (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the reasonable fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, any advertising expenses connected with any offers they may make and one third of the expenses associated with any chartered aircraft.

8.                                       The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of Varietal herein are, at and as of the Time of Delivery, true and correct, the condition that Varietal shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                  Cahill Gordon & Reindel LLP, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Pricing Disclosure Package, the Offering Circular (as amended or supplemented at the Closing Date) as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b)                                 Kirkland & Ellis LLP, counsel for Varietal, shall have furnished to you their written opinion and negative assurance statement, dated the Time of Delivery, in the form set forth in Annex II-A hereto and Mr. Thomas D. Salus, Assistant General Counsel of the Company shall have furnished to you his written opinion, dated the Time of Delivery, in the form set forth in Annex II-B hereto.

(c)                                  On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex III hereto;

(d)                                 (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular, and (ii) since the respective dates as of which information is given in the Pricing Circular there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Circular, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and  in the Offering Circular;

(e)                                  On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(f)                                    On or after the Applicable Time there shall not have occurred any of the following:  (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

(g)                                 The Securities have been designated for trading on PORTAL;

(h)                                 The Purchasers shall have received counterparts of the Indenture that shall have been executed and delivered by a duly authorized officer of each of Varietal, the Company, each Guarantor and the Trustee;

(i)                                     The Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of each of Varietal, the Company and each Guarantor;

(j)                                     The Purchasers shall have received counterparts of the Joinder Agreement that shall have been executed and delivered by a duly authorized officer of the Company and each Guarantor;

(k)                                  The Merger shall have been consummated in a manner consistent in all material respects with the description thereof in the Pricing Circular substantially concurrently with the purchase of the Securities by the Purchasers;

(l)                                     The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of each of Varietal and the Company herein at and as of such Time of Delivery, as to the performance by each of Varietal and the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (e) of this Section and as to such other matters as you may reasonably request; and

(m)                               Prior to the Time of Delivery, Varietal, the Company and each Guarantor shall have furnished to the Purchasers such further information, certificates and documents as the Purchasers may reasonably request, as set forth in the closing memorandum relating to the Transactions.

9.                                       (a)                                  Varietal agrees, and, upon due authorization, execution and delivery of the Joinder Agreement, the Company and each Guarantor will jointly and severally agreed, to indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that Varietal, the Company and each Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to Varietal, the Company or any Guarantor by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

(b)                                 Each Purchaser will indemnify and hold harmless, as of the date hereof, Varietal, and, upon the execution and delivery of the Joinder Agreement, the Company and each Guarantor, against any losses, claims, damages or liabilities to which Varietal, and, upon the execution and delivery of the Joinder Agreement, the Company and each Guarantor, become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document in reliance upon and in conformity with written information furnished to Varietal, the Company or any Guarantor by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by

Varietal, the Company or any Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by Varietal, the Company and any Guarantor on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Varietal, the Company and any Guarantor on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by Varietal, the Company and any Guarantor on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by Varietal, the Company and any Guarantor bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Varietal, the Company or any Guarantor on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Varietal, and, upon the execution and delivery of the Joinder Agreement, the Company and each Guarantor, and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of Varietal, and, upon the execution and delivery of the Joinder Agreement, the Company and each Guarantor, under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 9 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of Varietal, and, upon the execution and delivery of the Joinder Agreement, the Company and each Guarantor, and to each person, if any, who controls Varietal, and, upon the execution and delivery of the Joinder Agreement, the Company and each Guarantor, within the meaning of the Act.

10.                                 (a)                                  If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then Varietal shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify Varietal that you have so arranged for the purchase of such Securities, or Varietal notifies you that it has so arranged for the purchase of such Securities, you or Varietal shall have the right to postpone the Time of Delivery for a period of not more than  seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and Varietal agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and Varietal as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then Varietal shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities  which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and Varietal as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if Varietal shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or Varietal, except for the expenses to be borne by Varietal and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

11.                                 The respective indemnities, agreements, representations, warranties and other statements of Varietal, and, upon the execution and delivery of the Joinder Agreement, the Company and each Guarantor, and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or Varietal, or, upon the execution and delivery of the Joinder Agreement, the Company or any Guarantor, or any officer or director or controlling person of Varietal, and, upon the execution and delivery of the Joinder Agreement, the Company and each Guarantor, and shall survive delivery of and payment for the Securities.

12.                                 If this Agreement shall be terminated pursuant to Section 10 hereof, Varietal shall not then be under any liability to any Purchaser except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Varietal and Company as provided herein, Varietal and the Company will reimburse the Purchasers through you for all expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but Varietal and the Company shall then be under no further liability to any Purchaser except as provided in Sections 7 and 9 hereof.

13.                                 In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail (including electronic mail), telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, Attention:  Registration Department; and if to Varietal, the Company or any Guarantor shall be delivered or sent by mail (including electronic mail), telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention:  General Counsel; provided, however, that any notice to a Purchaser pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.                                 This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, Varietal and, upon the execution and delivery of the Joinder Agreement, the Company and each Guarantor, and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of Varietal, , upon the execution and delivery of the Joinder Agreement, the Company and each Guarantor, and each person who controls Varietal, or, upon the execution and delivery of the Joinder Agreement, the Company or any Guarantor, or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

15.                                 Time shall be of the essence of this Agreement.

16.                                 Varietal, and, upon the execution and delivery of the Joinder Agreement, the Company and each Guarantor, acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between Varietal, and, upon the execution and delivery of the Joinder Agreement, the Company and each Guarantor, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of Varietal, and, upon the execution and delivery of the Joinder Agreement, the Company and each Guarantor, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of Varietal, or, upon the execution and delivery of the Joinder Agreement, the Company and each Guarantor, with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising Varietal, the Company or any Guarantor on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) each of Varietal, the Company and each Guarantor has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of Varietal, the Company and each Guarantor agrees that it will not claim that the Purchaser, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Varietal, the Company or any Guarantor, in connection with such transaction or the process leading thereto.

17.                                 This Agreement supersedes all prior agreements and understandings (whether written or oral) between Varietal, the Company, any Guarantor and the Purchasers, or any of them, with respect to the subject matter hereof.

18.                               This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.                                 Varietal and, upon the execution and delivery of the Joinder Agreement, the Company and each Guarantor, and each of the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                                 This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.                                 Notwithstanding anything herein to the contrary, each of Varietal and, upon the execution and delivery of the Joinder Agreement, the Company and each Guarantor, (and Varietal’s and, upon the execution and delivery of the Joinder Agreement, the Company’s and each Guarantor’s, employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to Varietal, the Company or any Guarantor relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for Varietal and each of the representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and Varietal. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to Varietal for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Varietal Distribution Merger Sub, Inc.

By:
Title: Name:

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
DEUTSCHE BANK SECURITIES INC.

By:	Goldman, Sachs & Co.
For itself, the other Representatives and the other several Initial Purchasers named in Schedule I to the foregoing Agreement.

(Goldman, Sachs & Co.)

SCHEDULE I

Purchaser	Principal Amount of Securities to be Purchased
Goldman, Sachs & Co.	$202,500,000
Banc of America Securities LLC	202,500,000
J.P. Morgan Securities Inc.	202,500,000
Deutsche Bank Securities Inc.	67,500,000
Total	$675,000,000

2

SCHEDULE II

(a)                                  Additional Documents Incorporated by Reference:

1.                                       None

(b)                                 Approved Supplemental Disclosure Documents:

1.                                       Electronic Road Show Presentation

2.                                       Company Supplemental Disclosure Document reflecting covenant changes, dated June 26, 2007

SCHEDULE III

Pricing Supplement, dated June 26, 2007

[To be Provided Separately]

ANNEX I

(1)                                  The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or, Rule 144A or pursuant to Paragraph 2 of this Annex I under the Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A) or pursuant to Paragraph 2 of this Annex I, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this paragraph have the meanings given to them by Regulation S.

Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

(2)                                  Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

(3)                                  Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be

A-I-1

required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with Goldman, Sachs & Co.’s express written consent and then only at its own risk and expense.

A-I-2

ANNEX II-A

Form of Kirkland & Ellis LLP Opinion

[To come.]

ANNEX II-B

Form of Opinion of Mr. Thomas D. Salus

[To come.]

A-II-1

ANNEX III

Pursuant to Section 8(d) of the Purchase Agreement, the accountants shall furnish letters to the Purchasers to the effect that:

(i)                                     They are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable published rules and regulations thereunder adopted by the Securities and Exchange Commission and the Public Accounting Oversight Board (United States) under rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct, and its interpretations and rulings;

(ii)                                  In our opinion, the consolidated financial statements and financial statement schedules audited by us and included in the Offering Circular comply as to form in all material respects with the applicable requirements of the Exchange Act and the related published rules and regulations;

(iii)                               The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Offering Circular agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

(iv)                              On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Offering Circular, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A)                              the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with the basis for the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular;

(B)                                any other unaudited income statement data and balance sheet items included in the Offering Circular do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Offering Circular;

A-III-1

(C)                                the unaudited financial statements which were not included in the Offering Circular but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Offering Circular and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Offering Circular;

(D)                               any unaudited pro forma consolidated condensed financial statements included in the Offering Circular do not comply as to form in all material respects with the applicable accounting requirements or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E)                                 as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Offering Circular or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Offering Circular except in each case for changes, increases or decreases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

(F)                                 for the period fro the date of the latest financial statements included in the Offering Circular to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

(v)                                 In addition to the examination referred to in their report(s) included in the Offering Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Offering Circular, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

A-III-2

Exhibit A

Form of Joinder Agreement

WHEREAS, Varietal Distribution Merger Sub, Inc., a Delaware corporation (“Varietal”), and the Purchasers named therein (the “Purchasers”) heretofore executed and delivered a Purchase Agreement, dated 26, 2007 (the “Purchase Agreement”), providing for the issuance and sale of the Securities (capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement); and

WHEREAS, as a condition to the consummation of the offering of the Securities, each of the Company and Guarantors, none of which was originally a party thereto, has agreed to join in the Purchase Agreement on the Closing Date upon consummation of the Merger.

NOW, THEREFORE, each of the Company and the Guarantors, jointly and severally, hereby agrees for the benefit of the Purchasers, as follows:

1.                                       Joinder. Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement and all other documents it deems fit prior to entering into this Joinder Agreement (the “Joinder Agreement”), and acknowledges and agrees to (i) join and become a party to the Purchase Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgments attributable to an indemnifying party in the Purchase Agreement as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of an indemnifying party pursuant to the Purchase Agreement.

2.                                       Representations and Warranties and Agreements of the Surviving Corporation and the Guarantors. Each of the undersigned hereby represents and warrants to and agrees with the Purchasers that it has all the requisite power and authority to execute, deliver and perform its obligations under this Joinder Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken and that, when this Joinder Agreement is executed and delivered, it will constitute a valid and legally binding agreement enforceable against each of the undersigned in accordance with its terms.

3.                                       Counterparts. This Joinder Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

4.                                       Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

5.                                       Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

6.                                       Effectiveness. This Agreement shall be effective upon the consummation of the Merger.

IN WITNESS WHEREOF, the undersigned has executed this agreement this 29th day of June, 2007.

CDRV INVESTORS, INC.

By:
Name:
Title:

[GUARANTORS]

By:
Name:
Title:

A-2